UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hercules Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

Your vote is needed! Dear Stockholders, We recently distributed proxy materials for the upcoming Hercules Capital, Inc. annual meeting, which is quickly approaching on June 22, 2023. Our records indicate that your shares have not yet been voted and we urge you to vote as soon as possible to ensure that the meeting can occur as scheduled. Please respond to the proxy solicitation by voting in favor of each of the proposals described in the proxy materials previously provided. Voting is quick and easy, taking only a few moments. If sufficient votes are not cast, we may have to adjourn and reschedule the annual meeting, incurring additional cost. If you have any questions, please feel free to contact our proxy solicitor, Broadridge Financial Solutions at 1-833-795-8492. FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL PROXY QUESTIONS? WWW.PROXYVOTE.COM WITHOUT A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING Call 1-833-795-8492 Please have your proxy card Call 1-833-795-8492 Vote by scanning the Mark, sign and date in hand when accessing the Monday to Friday, 9:00 a.m. Quick Response Code or your ballot and return website. There are easy-to-follow to 10:00 p.m. ET to speak “QR Code” on the Proxy it in the postage-paid directions to help you complete with a proxy specialist. Card/VIF enclosed. envelope provided. the electronic voting instruction WITH A PROXY CARD form. Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

UPCOMING ANNUAL MEETING ACTION REQUESTED REGARDING YOUR INVESTMENT MEETING WE URGENTLY DATE IS QUICKLY NEED YOUR APPROACHING VOTE!

Your vote is missing and urgently needed. The annual stockholder meeting of Hercules Capital, Inc. is quickly approaching on June 22, 2023. We urgently need your vote. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. If you have any questions or need assistance, please call 1-833-795-8492. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number. FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL WWW.PROXYVOTE.COM WITHOUT A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING Please have your proxy card in hand Call 1-833-795-8492 Vote by scanning the Mark, sign and date your when accessing the website. There Monday to Friday, 9:00 a.m. Quick Response Code or ballot and return it in the are easy-to-follow directions to help to 9:00 p.m. ET to speak with “QR Code” on the Proxy postage-paid envelope you complete the electronic voting a proxy specialist. Card/VIF enclosed. provided. instruction form. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. 0000 0000 0000 0000 NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.